STOCK PURCHASE AGREEMENT

                                     BETWEEN

                           LADBROKE RACING CORPORATION
                                   ("SELLER")

                                       AND

                           SAM HOUSTON RACE PARK, LTD.
                                  ("PURCHASER")


                                      DATED

                                 JANUARY 6, 2000




                                TABLE OF CONTENTS


ARTICLE I. TRANSFER OF THE SHARES AND PURCHASE PRICE
         1.1      PURCHASE AND SALE OF THE SHARES
         1.2      DELIVERY OF CERTIFICATES
         1.3      EARNEST MONEY

ARTICLE II.  THE CLOSING

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF SELLER
         3.1      ORGANIZATION
         3.2      NECESSARY ACTIONS; BINDING EFFECT
         3.3      NO CONFLICTS
         3.4      CONSENTS AND APPROVALS
         3.5      CAPITALIZATION
         3.6      TITLE TO THE SHARES
         3.7      FINANCIAL STATEMENTS
         3.8      ABSENCE OF UNDISCLOSED LIABILITIES
         3.9      ABSENCE OF CERTAIN CHANGES
         3.10     TAXES
         3.11     TITLE TO REAL PROPERTY
         3.12     TITLE TO PERSONAL PROPERTY
         3.13     REPRESENTATIONS REGARDING THE PROPERTY AND PERSONAL PROPERTY
         3.14     ADDITIONAL AGREEMENTS
         3.15     SCHEDULES
         3.16     LITIGATION
         3.17     ENFORCEABILITY OF AGREEMENT
         3.18     NO DEFAULTS
         3.19     LIABILITIES
         3.20     INSURANCE
         3.21     CORPORATE RECORDS
         3.22     ACCURACY OF REPRESENTATIONS, WARRANTIES AND COVENANTS
         3.23     LEGAL COMPLIANCE
         3.24     KNOWLEDGE
         3.25     MATERIALITY

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF PURCHASER
         4.1      ORGANIZATION AND GOOD STANDING
         4.2      NECESSARY ACTIONS; BINDING EFFECT
         4.3      CERTAIN PROCEEDINGS
         4.4      NO CONFLICTS
         4.5      DISCLOSURE
         4.6      CONSENTS AND APPROVALS
         4.7      INVESTMENT INTENT
         4.8      KNOWLEDGE

ARTICLE V.  TAX MATTERS
         5.1      SECTION 338(H)(10)

ARTICLE VI.  COVENANTS OF PURCHASER AND SELLER
         6.1      SELLER'S COVENANTS
         6.2      PURCHASER'S COVENANTS

ARTICLE VII.  CONDITIONS TO OBLIGATIONS OF PURCHASER
         7.1      REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT
         7.2      OPINION OF SELLER AND THE COMPANY
         7.3      ABSTRACTOR'S CERTIFICATE
         7.4      ENVIRONMENTAL AGREEMENT
         7.5      COMMISSION APPROVAL
         7.6      DELIVERY OF PROPERTY

ARTICLE VIII.  CONDITIONS TO OBLIGATIONS OF SELLER
         8.1      REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT
         8.2      DELIVERY OF PURCHASE PRICE FOR THE SHARES
         8.3      DISMISSAL OF SUIT
         8.4      ENVIRONMENTAL AGREEMENT
         8.5      LICENSING FEE
         8.6      COMPANY NAME

ARTICLE IX.  APPROVAL

ARTICLE X.  TERMINATION AND ABANDONMENT
         10.1     METHODS OF TERMINATION
         10.2     PROCEDURE UPON TERMINATION

ARTICLE XI.  MISCELLANEOUS
         11.1     NOTICES
         11.2     EXPENSES AND FINDERS FEE
         11.3     INDEMNIFICATION OF PURCHASER
         11.4     INDEMNIFICATION OF SELLER
         11.5     DEFENSE OF CLAIMS; NOTICE
         11.6     EXPIRATION OF INDEMNIFICATION
         11.7     EXCLUSIVE REMEDY
         11.8     BUSINESS PRACTICES
         11.9     CONFIDENTIALITY
         11.10    ENTIRE AGREEMENT
         11.11    PARTIES BOUND
         11.12    GOVERNING LAW
         11.13    SEVERABILITY
         11.14    MULTIPLE COUNTERPARTS
         11.15    FURTHER ASSURANCES
         11.16    ATTORNEYS' FEES
         11.17    GENDER AND NUMBER
         11.18    CAPTIONS
         11.19    WAIVER
         11.20    AMENDMENT
         11.21    EFFECTIVE DATE


                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement (the "Agreement") is made and entered into this 6th day of January 2000, between LADBROKE RACING CORPORATION, a Delaware corporation ("Seller"), and SAM HOUSTON RACE PARK, LTD., a Texas limited partnership ("Purchaser"). Seller and Purchaser are sometimes herein referred to individually as "Party" or collectively as "Parties."

         Seller owns, in the aggregate, One Thousand (1,000) shares of the common stock of Ladbroke Racing Texas Corporation, a Texas corporation (the "Company"), consisting of all of the issued and outstanding shares of capital stock of the Company (the "Shares") and desires to sell to Purchaser, and Purchaser desires to purchase from Seller the Shares on the terms and conditions in this Agreement.

         THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby covenant and agree as follows:

              ARTICLE I. TRANSFER OF THE SHARES AND PURCHASE PRICE

         I.1 PURCHASE AND SALE OF THE SHARES. On the terms and subject to the conditions in this Agreement, and based upon the representations, warranties and agreements contained in this Agreement, Seller agrees to sell, transfer and assign the Shares to Purchaser or its designee and Purchaser or its designee agrees to purchase the Shares from Seller in exchange for a total purchase price of TWO MILLION THREE HUNDRED FIFTY THOUSAND DOLLARS ($2,350,000.00) payable in cash at the Closing, reduced by the amount of any condemnation awards paid as a result of a taking of any part of the Property (defined in this Agreement), any insurance proceeds paid to the Company for unrepaired damage to the Property (to the extent such proceeds are not retained by the Company and delivered to Purchaser at Closing), costs to be paid by Seller as provided in this Agreement and applicable prorations (the "Purchase Price").

         I.2 DELIVERY OF CERTIFICATES. In exchange for delivery by Purchaser to Seller of the Purchase Price payable in cash at the Closing, Seller will deliver to Purchaser (i) stock certificates representing the Shares, endorsed in blank, and accompanied by stock powers duly endorsed in blank, and (ii) executed letters of any persons employed by the Company or any business entity affiliated with or owned or controlled by the Company, resigning their position as an officer, director and/or employee of the Company.

         I.3 EARNEST MONEY. In order to secure Purchaser's performance of this Agreement, within three (3) business days after the execution of this Agreement, Purchaser shall deposit with Winstead Sechrest & Minick P.C.. ("Escrow Agent") the sum of FIFTY THOUSAND DOLLARS ($50,000.00) as earnest money ("Earnest Money"). The Earnest Money shall be placed in an interest bearing account with a federally insured banking institution mutually acceptable to Purchaser and Seller, and all interest earned thereon shall be part of the Earnest Money and shall be paid to the Party to whom the Earnest Money is payable as hereinafter provided. Except as and to the extent otherwise expressly provided in this Agreement, all Earnest Money shall be refundable to Purchaser in the event any condition to Closing is not satisfied prior to Closing, or in the event of Seller's wrongful failure or refusal to close. If the transactions contemplated hereby are consummated, the Earnest Money shall be applied against the Purchase Price at Closing. If the transactions are not consummated, the Earnest Money shall be held and delivered by the Escrow Agent as provided in this Agreement.

                             ARTICLE II. THE CLOSING

         The Closing of the Sale of the Stock. The Closing of the sale of the Shares shall occur at the offices of Purchaser, 5847 San Felipe, Suite 2600, Houston, Texas, at 1:00 p.m. on the third business day following the approval of this Agreement by the Texas Racing Commission (the "Commission") or such earlier date as mutually agreed upon by Seller and Purchaser (the "Closing").

              ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Purchaser that, as of the date of execution of this Agreement and up to and including the date of the Closing (which representations and warranties shall survive the Closing, regardless of what investigations, if any, Purchaser shall have made thereof prior to Closing) as follows:

         III.1 ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and is not required to be qualified, and is not qualified, to do business in any jurisdiction other than Texas.

         III.2 NECESSARY ACTIONS; BINDING EFFECT. To Seller's knowledge, Seller has taken all corporate action necessary to authorize its execution and delivery of, and the performance of its obligations under, this Agreement. This Agreement constitutes a valid obligation of Seller that is legally binding on and enforceable against Seller in accordance with its terms, except as such Enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights, and (ii) general principles of equity relating to the availability of equitable remedies (regardless of whether the Agreement is sought to be enforced in a proceeding at law or in equity).

         III.3 NO CONFLICTS. To Seller's knowledge, neither the execution and delivery of this Agreement by Seller or the performance by Seller of its obligations hereunder nor the consummation of the transactions contemplated hereby, will result in any of the following: (a) a default or an event that, with notice or lapse of time, or both, would constitute a default, breach or violation of any provision of the Articles of Incorporation or Bylaws of Seller; or (b) a violation or breach of any writ, injunction or decree of any court or governmental instrumentality applicable to Seller or by which any of its properties is bound or any laws or regulations applicable to Seller, where the violation would have a material adverse effect on Seller.

         III.4 CONSENTS AND APPROVALS. To Seller's knowledge, except for the approval of the Commission as provided in Article IX, no consent, approval, order or authorization of, or registration, declaration or filing with, any person or entity or any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         III.5 CAPITALIZATION. The authorized capital stock of the Company consists solely of 10,000 shares of common stock, no par value, of which 1,000 shares of that common stock (which constitutes the number of outstanding shares) are issued and outstanding. There are in existence no subscriptions, preemptive rights, calls, options, warrants, agreements, understandings, commitments or rights of first refusal or similar rights or any other agreements to which Seller is a party or by which Seller is bound relating to the issuance, redemption, transfer, purchase or sale of any of the Shares, or of any other securities of the Company convertible into capital stock or other securities of the Company.

         III.6 TITLE TO THE SHARES. The Shares are owned of record and beneficially by Seller as listed on Schedule 8 attached hereto and Seller holds good, valid and indefeasible title to the Shares, free and clear of all liens, encumbrances, pledges, charges, claims, restrictions, rights of first refusal, voting trusts, voting agreements, buy/sell agreements, preemptive rights, proxies or other interests of any nature of any person. Seller possesses full authority and legal right to sell, transfer and assign legal and beneficial ownership of its interest in the Company, free and clear of all liens, encumbrances, pledges, charges, claims, restrictions, rights of first refusal, voting trusts, voting agreements, buy/sell agreements, preemptive rights, proxies or other interests of any nature of any person. Upon transfer of the Shares at the Closing, the transferee will own the entire legal and beneficial interest in the Company, free and clear of all liens, claims and encumbrances of any kind, and subject to no legal or equitable restrictions of any kind.

         III.7 FINANCIAL STATEMENTS. Seller has delivered to Purchaser copies of the financial statements described on Schedule 9 to this Agreement (the "Financial Statements"), or will deliver the Financial Statements as required on
Schedule 9 within the time frame specified on Schedule 9, all of which are true, correct and complete and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods covered thereby, and presenting fairly the financial condition of the Company as of those dates and the results of operations for those periods.

         III.8 ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the most recent Financial Statement set forth in Schedule 9, the Company, has no liabilities of any nature, whether accrued, absolute, contingent, or otherwise, including, without limitation, tax liabilities due or to become due, and whether incurred in respect of or measured by its income or arising out of transactions entered into, or any state of facts existing. Seller represents and warrants that it does not know or have reasonable grounds to know of any basis for the assertion against the Company, as of the date of this Agreement, of any liability of any nature or in any amount not fully reflected or reserved against in the Financial Statements.

         III.9 ABSENCE OF CERTAIN CHANGES. Since the date of the most recent Financial Statement set forth on Schedule 9, there has not been any change in the Company's financial condition, assets, liabilities, or business, other than changes in the ordinary course of business, none of which has been materially adverse. There has not been any damage, destruction, or loss to the Property, whether or not covered by insurance, materially and adversely affecting the Property or the business conducted on, or to be conducted on, the Property or which would prevent Purchaser from commencing, in the normal course of business, operations of its business at the facilities on the Property. Notwithstanding the foregoing, if (i) the Property has been damaged, (ii) such damage will not cost in excess of $50,000 to repair, and (iii) such damage is fully covered by insurance, Purchaser shall have no right to terminate this Agreement if Seller assigns to Purchaser at Closing the proceeds of any insurance policy covering such damages and pays to Purchaser at Closing the full amount of the deductible under that policy (but in no event an amount in excess of the amount to repair the damage), if any, unless such damage or destruction would prevent or delay Purchaser from commencing, in the normal course of business, its operations at the facilities on the property. If within one hundred eighty (180) days subsequent to Closing Purchaser is unable to collect the full amount of the damages from the insurance company (without any obligation to incur cost or file a lawsuit to collect such amounts) Seller shall immediately pay to Purchaser the unpaid portion of the damages. In the event Seller pays to Purchaser the unpaid portion of the damages, Purchaser shall concurrently reassign the insurance proceeds to Seller. There has not been (i) any declaration, or setting aside, or payment of any dividend or other distribution in respect of the Shares (whether in cash or in kind), or any direct or indirect redemption, purchase, or other acquisition of any of the Shares; (ii) any increase in the compensation payable or to become payable by the Company to any of its officers, employees, or agents, or any bonus payment or arrangement made to or with any of them; or
(iii) any labor trouble, or any event or condition of any character, adversely affecting the Company's business or prospects.

         III.10   TAXES.

                  (a) All Federal, state, local, territorial and foreign tax returns, reports, declarations, information statements and estimates (collectively, "Returns") have been timely filed for the Company for all periods which are required to be filed by it and the Company has paid all Taxes shown as payable by the Company on those Returns when and as required by law. For purposes of this Agreement, the term "Taxes" includes, without limitation, all taxes however denominated, including any interest, penalties and other additions to tax including income, real and personal property, payroll, employee withholding, unemployment insurance, social security, sales, use, ad valorem, excise, franchise, gross receipts, business license, occupation, pari-mutuel, stamp, environmental, transfer, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges. All Returns required to be filed by the Company were true, correct and complete.

                  (b) No Returns are currently under any examination by the Internal Revenue Service ("IRS"), or any state, local or municipal tax authority having jurisdiction thereof, and, to the best knowledge of Seller, no items of revenue, cost or expense have been treated in a manner inconsistent with the prior years' Returns of the Company and/or any employee benefit plan of the Company which is not accordance with the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, and/or related state authorities which could result in additional Tax to the Company. Any additional Tax liability asserted by the IRS or by the State of Texas or other taxing authority as a result of any examinations has been paid unless contested and disclosed to Purchaser in writing.

                  (c) The provisions for Taxes, if shown on the Financial Statements, are adequate to cover the liabilities of the Company for all Taxes to the date thereof. All withholding taxes or other Taxes the Company is obligated to collect have been withheld or collected.

                  (d) At the Closing there will be no liens on any of the assets of the Company including, without limitation, the Property with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that the Company is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established.

                  (e) The Company has never been a member of an affiliated group filing consolidated returns other than a group for which the Company is currently a member. Neither the Company nor any member of the Company's group does business in or derived income from any state, local, territorial or foreign taxing jurisdiction other than those for which all Returns have been furnished to Purchaser.

                  (f) There is no tax audit in process, pending or threatened (either in writing or verbally, formally or informally). No tax deficiencies exist or have been asserted or expect to be asserted with respect to the Company or the Property and no notice has been delivered or is expected to be delivered stating that the Company or the Property has not filed a Return or paid any Taxes required to be filed or paid by it. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of the Company. The Company has disclosed on its federal income tax returns all positions taken in those returns that could give rise to substantial understatement penalty within the meaning of Section 6662 of the Code.

                  (g) The Company is currently a party to a tax sharing agreement and covenants to cancel such agreement prior to the Closing Date; the Company has not assumed the liability of any other person under contract.

                  (h) The Company is not a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code. The Company is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code and Seller is not subject to withholding tax on the sale of the stock of the Company by reason of
         Section 1445 of the Code. Neither Seller nor the Company is a foreign person (as that term is defined in Section 1445 of the Code). Seller and the Company have not agreed, nor are they required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

         III.11 TITLE TO REAL PROPERTY. The Company owns fee simple title to real property described on Exhibit "A" to this Agreement (the "Property") free and clear of any liens, claims, charges, options or other encumbrances, subject only to the matters that are listed on Exhibit "B" to this Agreement. Seller hereby warrants and defends title to the Property.

         III.12 TITLE TO PERSONAL PROPERTY. The Company has good and marketable title to all personal property described on Exhibit "A-1" to this Agreement and all other equipment and personal property located in, on or used in connection with the Property (the "Personal Property"), free and clear of any liens, claims, charges, options or other encumbrances. There are no financing statements filed or signed which list the Company as debtor and no agreements exist authorizing or permitting any person to sign or file any such statements. Seller hereby warrants and defends the title to the Personal Property.

         III.13 REPRESENTATIONS REGARDING THE PROPERTY AND PERSONAL PROPERTY. Seller makes the following representations to Purchaser regarding the Property and the Personal Property:

                (a) Claims. Other than the lease agreement set forth on
         Schedule 10, the Property and the Personal Property are not subject to any prior lease or claims of parties in possession or claims for unpaid labor or materials.

                (b) Condemnation. There is no pending or threatened condemnation action or agreement in lieu thereof which affects the Property. There are no monetary liens or encumbrances (except the Permitted Exceptions) upon the Property or the Personal Property.

                (c) Zoning. Seller has no knowledge of any fact, action or proceeding, whether actual, pending or threatened, which could result in the modification or termination of the present zoning classification of the Property, or the termination of full, free and adequate access to and from the Property from all adjoining public highways and roads.

                (d) Improvements. To Seller's knowledge, the existing improvements and utilities on the Property are in full compliance with all applicable building, health and zoning laws and ordinances, including, without limitation, the Americans with Disabilities Act and the Texas Architectural Barriers Act. To Seller's knowledge, there is no latent or material structural defects in the Property.

                (e) Notices. Seller has not received any notice from any governmental authority having jurisdiction over the Property requiring or specifying any work to be done on or to the Property.

                (f) Interference With Use. Seller has no knowledge of any existing, threatened or contemplated actions, circumstances or conditions (including, but not limited to subsurface conditions) which would materially interfere with the use of the Property for the purposes for which it is intended to be used.

                (g) Taxes. All ad valorem real and personal property taxes, excise taxes, income taxes and sales and use taxes applicable to the Property and the Personal Property have been paid in full, except for taxes not yet due and payable.

                (h) Books and Records. All books, records, financial statements and other such information provided by Seller to Purchaser are true and correct.

                (i) Fitness. Seller makes no warranty of fitness, express or implied, as to the Personal Property. Except as noted on Exhibit A-1, Seller has no actual knowledge as to the fitness of any of the Personal Property, and undertakes no obligation to investigate such Personal Property.

         III.14 ADDITIONAL AGREEMENTS. Except as specifically described and disclosed in this Agreement, the Company is not a party to any written or oral:
(a) sales, agency distribution or advertising contract; (b) contract with a labor organization; (c) continuing contract for the future purchase of services, materials, supplies, or equipment in excess of the requirements of its business now booked or for normal operating inventories; (d) lease under which it is a lessor or lessee; (e) pension, profit sharing, retirement, bonus, hospitalization, insurance or similar plans or practices, formal or informal, in effect with respect to its employees or others; (f) contract or agreement of any other nature with any current or former officer, director, shareholder, or employee of the Company, including any related party to such person; (g) power of attorney; or (h) contract or commitment not elsewhere disclosed in this Agreement; provided, however that if any contract or commitment exists which has not been disclosed herein, Seller shall terminate such contract or commitment prior to or at Closing.

         III.15 SCHEDULES. Seller hereby represents that the following schedules attached to this Agreement are true and correct in all material respects:

                Schedule 1. Schedule 1 contains a list and description of all franchises, business licenses, permits, certificates or any evidence or governmental approvals which are held by the Company or any of their employees for the benefit of the Company (and any pending applications for any of the foregoing).

                Schedule 2. Schedule 2 contains a list and description of all litigation and arbitration, which to Seller's knowledge the Company has been named a party during the five (5) years preceding the date of this Agreement, and a list and brief description of all pending or threatened litigation or administrative or governmental proceedings to which the Company may become a party, or by which its assets, operations, or franchises may be affected.

                Schedule 3. Schedule 3 contains a list and description of Company's pension, profit sharing, retirement or other obligations relating to former employees of the Company. Upon request by Purchaser, Seller agrees to furnish Purchaser with copies of such items. As of the date of this Agreement, the Company has no employees.

                Schedule 4. Schedule 4 contains a list of all bank accounts, including current balances, safe deposit boxes, and securities owned by the Company and investments of the Company and amounts thereof, accompanied by a list of names of all persons authorized to draw thereon or to have access thereto.

                Schedule 5. Schedule 5 contains a list of all trademarks, service marks, trade names, copyrights, trade secrets, and similar rights, names, assumed names, or marks or any other intangible assets used by the Company.

                Schedule 6. Schedule 6 contains a list of any and all reports filed by the Company with any federal, state or local administrative or governmental agency, including without limitation, the Commission, the Texas Alcoholic Beverage Commission, the Bureau of Alcohol, Tobacco and Firearms, the Environmental Protection Agency and the Occupational Safety and Health Administration, and a copy of any communications received by the Company from such agencies.

                Schedule 7. Schedule 7 contains a list of any and all Returns (including, but not limited to, Returns of any employee benefit plan of the Company) of the Company, including all schedules and attachments thereto, for the immediately preceding five (5) years. Copies of all such Returns have been delivered to Purchaser prior to Closing.

                Schedule 8. Schedule 8 sets forth the name and jurisdiction of incorporation of the Company, the number of Shares of authorized, issued and outstanding capital stock of each class of capital stock of the Company and the record and beneficial owner of all of the outstanding shares of capital stock of the Company (free and clear of any restrictions on transfer, taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid, and nonassessable.

                Schedule 9. Schedule 9 contains a list of all of the financial statements relating to the Company that have been delivered to Purchaser.

                Schedule 10. Schedule 10 contains a list of written agreements to which the Company is a party.

                Schedule 11. Schedule 11 sets forth the allocation of the Purchase Price among the assets of the Company that are deemed to have been acquired pursuant to Section 338(h)(10) of the Code or state law equivalent.

                Schedule 12. Schedule 12 contains a list of liens to be released.

         The information furnished by Seller to Purchaser in accordance with this Section 3.15 was prepared by Seller after diligent investigation, and Seller knows of nothing which would result in any adverse change in that information.

         III.16 LITIGATION. To Seller's knowledge, except as set forth in
Schedule 2, there are no actions, suits, proceedings, or investigations pending or threatened against or affecting the Company or the Property, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality. To Seller's knowledge, the Company is not in default with respect to any writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality. To Seller's knowledge, the Company is not a party to or subject to any judgment, order or decree entered in any action or proceeding brought by any governmental agency or any other party against the Company, enjoining it in respect of, or the effect of which is to limit, restrict, regulate or prohibit, any business practice or the conduct of business or the acquisition of any property. To Seller's knowledge, there are no actions, suits, proceedings or claims pending or threatened against Seller with respect to or in any manner affecting the ownership of the Shares, or where any unfavorable ruling, decision or finding would render unlawful or otherwise adversely affect the consummation of the transactions contemplated by this Agreement.

         III.17 ENFORCEABILITY OF AGREEMENT. Seller has all requisite power, authority and capacity to enter into this Agreement and to perform its obligations under this Agreement. This Agreement constitutes a valid and legally binding obligation of Seller, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the performance of this Agreement will constitute or result in the breach of any term, condition or provision of, or constitute a default under, any material agreement or other instrument to which Seller or the Company is a party, or under any law, regulation, judgment or order binding upon Seller or the Company, or result in the creation of any lien, charge or encumbrance against the Shares.

         III.18 NO DEFAULTS. The Company has performed all obligations required to be performed by it to date and is not in default, in any material respect, under any of the agreements, contracts, or other documents to which it is a party, nor has there occurred any event that with notice or the lapse of time or both would constitute a material default under such agreements, contracts or other documents. Neither Seller nor the Company is a party to any contract or agreement affecting the Shares which is nonassignable, prevents or places restrictions on Seller's ability to sell the Shares or which will be adversely affected by the sale of the Shares.

         III.19 LIABILITIES. There are no liabilities of the Company of any kind, whether or not accrued or contingent and whether or not determined or determinable, other than liabilities disclosed to Purchaser in this Agreement.

         III.20 INSURANCE. All of the insurance policies carried for the benefit of the Company are in full force and effect and Seller and the Company have no knowledge of any threat by an insurance carrier to terminate any of the insurance policies now held for the benefit of the Company or increase any premiums in respect thereof, nor has the Company failed to comply with any material conditions contained in those policies. The Company is insured with respect to loss or damage to buildings, equipment and inventory, public liability, products liability, and all other risks normally insured against by companies similarly situated.

         III.21 CORPORATE RECORDS. True and correct copies of the Articles of Incorporation and any amendments thereto and the Bylaws of the Company or any predecessor to the Company have been delivered to Purchaser prior to the execution of this Agreement. The corporate minute books of the Company will be brought current as of the date of this Agreement and will be delivered to the transferee of the Shares. The minute books will contain the minutes of all of the meetings of the directors and shareholders of the Company which have been held. In addition, the minute books accurately reflect the current officers and directors of the Company.

         III.22 ACCURACY OF REPRESENTATIONS, WARRANTIES AND COVENANTS. To Seller's knowledge, no representation, warranty or covenant made by Seller in or pursuant to this Agreement contains or will at the Closing contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading, in light of the circumstances in which it was made.

         III.23 LEGAL COMPLIANCE. The Company has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and to Seller's knowledge, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure to so comply.

         III.24 KNOWLEDGE. For purposes of determining under this Article III whether Seller and/or the Company knows of any facts, events, conditions or circumstances relating to the subject matter of the representations and warranties contained in this Article III, Seller and/or the Company shall be deemed to have knowledge of the facts, events, conditions and circumstances actually known on or before the date hereof by any of the following officers of Seller and the Company: John M. Swiatek, William McLaughlin, George P. Harbison or Glenn R. Zeringue.

         III.25 MATERIALITY. To the extent Seller is not in material breach of any of the representations and warranties set forth in Sections 3.8 and 3.19, Purchaser shall not be entitled to terminate this Agreement, provided that Seller cures such breach at or before Closing, or provides reasonably adequate assurances that the curative measures will be accomplished in a commercially reasonable period of time. Material, as defined in this Section 3.25 shall mean damages not to exceed $50,000.

             ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Seller as follows:

         IV.1 ORGANIZATION AND GOOD STANDING. Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas. Purchaser is duly qualified to do business and is in good standing in the State of Texas. Purchaser has the requisite partnership power and authority to carry on its business as now being conducted and to execute and deliver and perform its obligations under this Agreement.

         IV.2 NECESSARY ACTIONS; BINDING EFFECT. To Purchaser's knowledge, Purchaser has taken all partnership action necessary to authorize its execution and delivery of, and the performance of its obligations under, this Agreement. This Agreement constitutes a valid obligation of Purchaser that is legally binding on and enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights, and (ii) general principles of equity relating to the availability of equitable remedies (regardless of whether the Agreement is sought to be enforced in a proceeding at law or in equity).

         IV.3 CERTAIN PROCEEDINGS. To Purchaser's knowledge, there is no pending proceeding that has been commenced against Purchaser and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the contemplated transactions. To Purchaser's knowledge, no such proceeding has been threatened.

         IV.4 NO CONFLICTS. To Purchaser's knowledge, neither the execution and delivery of this Agreement by Purchaser or the performance by Purchaser of its obligations hereunder nor the consummation of the transactions contemplated hereby, will result in any of the following: (a) a default or an event that, with notice or lapse of time, or both, would constitute a default, breach or violation of any provision of the Articles of Incorporation or Bylaws of Purchaser; or (b) a violation or breach of any writ, injunction or decree of any court or governmental instrumentality applicable to Purchaser or by which any of its properties is bound or any laws or regulations applicable to Purchaser, where the violation would have a material adverse effect on Purchaser.

         IV.5 DISCLOSURE. To Purchaser's knowledge, none of the representations or warranties of Purchaser contained herein or in any certificate furnished or to be furnished pursuant hereto, contains any statement of a material fact that was untrue when made or omits to state any material fact necessary to make the statements of fact contained herein or therein not misleading in any material respect.

         IV.6 CONSENTS AND APPROVALS. To Purchaser's knowledge, except for the approval of the Commission as provided in Article IX, no consent, approval, order or authorization of, or registration, declaration or filing with, any person or entity or any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         IV.7 INVESTMENT INTENT. Purchaser is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of Securities Act of 1933, as amended (the "Securities Act").

         IV.8 KNOWLEDGE. For purposes of determining under this Article IV whether Purchaser knows of any facts, events, conditions or circumstances relating to the subject matter of the representations and warranties contained in this Article IV, Purchaser shall be deemed to have knowledge of the facts, events, conditions and circumstances actually known on or before the date hereof by any of the following officers of Purchaser: Robert L. Bork and Michael J. Vitek.

                             ARTICLE V. TAX MATTERS

         V.1  SECTION 338(H)(10).

              (a) Election. Upon the request of Seller, Seller and Purchaser shall make a joint election under Section 338(h)(10) of the Code with respect to the purchase of the Shares and under any similar provisions of state law. Seller represents that its sale of the Shares is eligible for, and Purchaser represents that it is qualified to make, such election. Seller and Purchaser agree to prepare and file IRS Form 8023, required schedules thereto, and any similar state forms in a timely fashion in accordance with the rules under Section 338 of the Code or under a similar provision of state law, as the case may be. If any changes are required in these forms subsequent to their filing, the parties will promptly agree on such changes.

              (b) Allocation of Purchase Price. If the election contemplated in Section 5.1(a) hereof is made, Seller and Purchaser agree that
         Schedule 11 accurately reflects the parties' allocation of the Purchase Price among the assets of the Company that are deemed to have been acquired pursuant to Section 338(h)(10) of the Code or state law equivalent. Purchaser and Seller shall use the asset values determined from such allocation for purposes of all reports and returns with respect to Taxes, including IRS Form 8594 or any equivalent statement.

              (c) Amendments. Purchaser agrees that it shall not make any amendment to any federal income Tax Return of the Company for any period ending before Closing (or to any state Tax return that computes a tax liability by reference to amounts shown on the Company's federal income Tax Return for any such period) without the written consent of Seller.

              (d) Taxes Relating to Election. Seller shall pay any and all Taxes arising from or relating to an election made under Section 338(h)(10) of the Code.

                  ARTICLE VI. COVENANTS OF PURCHASER AND SELLER

         VI.1 SELLER'S COVENANTS. Seller covenants and agrees that between the date of this Agreement and the Closing:

                (a) Actions. Neither Seller nor the Company shall take any action which would cause any conditions precedent to any obligations under this Agreement not to be fulfilled, including, without limitation, taking, causing to be taken, or permitting to be taken or to exist any action, condition or thing which would cause the representations and warranties made by Seller in Article III above not to be materially true, correct and accurate as of the Closing.

                (b) Filings. Seller shall promptly file or submit and diligently prosecute any and all applications or notices with public authorities, federal, state or local, domestic or foreign, and all other requests for approvals to any private persons or entities, the filing or granting of which is necessary for the consummation of the sale of the Shares in accordance with this Agreement to the extent Seller is obligated hereunder.

                (c) No Liens. Seller and the Company shall not mortgage, pledge or subject to lien, charge, security agreement or any encumbrance, the Shares or any interest therein or the Property, or sell, lease, transfer or dispose of the Property or any of the Shares or any interest therein.

                (d) Preparation of Returns and Payment of Taxes. Seller shall cause the Company to prepare and timely file all Returns of the Company and amendments thereto required to be filed by them for tax periods which end on or before the Closing Date. Purchaser shall have a reasonable opportunity to review all Returns and amendments thereto. Seller shall cause the Company to pay and discharge all Taxes against it or any of its properties or assets, and all liabilities at any time existing, before they become delinquent and before penalties accrue, except to the extent and as long as: (a) they are being contested in good faith and by appropriate proceedings pursued diligently and in a manner so as not to cause any material adverse effect upon the condition (financial or otherwise) or operations of the Company; and
         (b) the Company shall have set aside on its books reserves (segregated to the extent required by sound accounting practice) in the amount of the demanded principal imposition (together with interest and penalties relating thereto, if any).

                (e) Access to Records. Between the date of this Agreement and the Closing Date, Seller shall give Purchaser and its authorized representatives full access to all properties, books, records and Returns of or relating to the Company and the Company's assets, whether in possession of Seller or third-party professional advisors or representatives in order that Purchaser may have full opportunity to make such investigations as it shall desire to make of the affairs of the Company. Seller shall ensure that all third-party advisors and representatives of Seller, including without limitation accountants and attorneys, fully cooperate and be available to Purchaser in connection with such investigation.

                (f) Certification of Non-Foreign Status. Seller shall furnish to Purchaser on or before the Closing Date a certification of Seller's non-foreign status as set forth in Treasury Regulation 1.1445-2(b).

                (g) Payment of Taxes; Prorations. Seller shall pay all taxes as they come due relating to the Property and the Personal Property. Upon the Closing Date, any unpaid real estate taxes and assessments for the current calendar year, personal property taxes, utility charges, and other normal and recurring costs and expenses attributable to the Property and Personal Property shall be prorated between the parties as of the Closing Date. Taxes for any period less than a year shall be prorated on a daily basis. Purchaser shall be given a credit against the Purchase Price in an amount equal to Seller's portion of the prorated taxes.

                (h) Conditions Precedent. Seller shall take all reasonable steps which are within its power to cause to be fulfilled those of the conditions precedent to Purchaser's obligations to consummate the transactions contemplated hereby which are dependent upon the actions of Seller.

         VI.2 PURCHASER'S COVENANTS. As promptly as practicable after the date of the execution of this Agreement, Purchaser will make all filings required by legal requirements to consummate the contemplated transactions to the extent Purchaser is obligated hereunder. Between the date of this Agreement and the Closing Date, Purchaser will cooperate with Seller with respect to all filings that Seller is required to make in connection with the contemplated transactions.

               ARTICLE VII. CONDITIONS TO OBLIGATIONS OF PURCHASER

         The obligations of Purchaser to consummate the transactions contemplated hereby shall be subject to the following conditions:

         VII.1 REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. At the Closing, all material representations and warranties of Seller contained herein shall have been true on the date hereof and shall be true and correct as of the Closing as if made for the first time as of the Closing; and Seller shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by Seller prior to the Closing. Purchaser shall have been furnished with a certificate, signed by Seller and dated as of the Closing, to the foregoing effect.

         VII.2 OPINION OF SELLER AND THE COMPANY. Seller shall have delivered to Purchaser an opinion of counsel to both Seller and the Company, dated the Closing Date, that the Company's corporate existence, good standing, and authorized and issued stock are as stated in Article III, that Seller has the authorization and power to transfer the Shares, that the form of the release of the liens set forth on Schedule 12 is in the form sufficient to release said liens, is enforceable and that such releases have been validly executed and delivered.

         VII.3 ABSTRACTOR'S CERTIFICATE. Seller shall deliver to Purchaser on or before the Closing Date an Abstractor's Certificate containing the following exceptions, and none other: (1) standby fees and taxes for the year of the Closing and subsequent years; and (2) other matters as shown on Exhibit "B" attached to this Agreement (collectively the "Permitted Exceptions").

         VII.4 ENVIRONMENTAL AGREEMENT. Seller shall deliver to Purchaser the Environmental Agreement attached to this Agreement as Exhibit "C"
("Environmental Agreement") executed by Seller.

         VII.5 COMMISSION APPROVAL. The Commission shall have given the approval required in Article IX.

         VII.6 DELIVERY OF PROPERTY. At the Closing, Seller shall deliver to Purchaser all Personal Property, including without limitation, books, records and Returns of the Company, and all keys and combinations to all locks in the improvements.

                ARTICLE VIII. CONDITIONS TO OBLIGATIONS OF SELLER

         The obligations of Seller to consummate the transactions contemplated hereby shall be subject to the following conditions:

         VIII.1 REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. At the Closing, all material representations and warranties of Purchaser contained herein shall have been true on the date hereof and shall be true and correct as of the Closing as if made for the first time as of the Closing; and Purchaser shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by Purchaser prior to the Closing. Seller shall have been furnished with a certificate, signed by Purchaser and dated as of the Closing, to the foregoing effect.

         VIII.2 DELIVERY OF PURCHASE PRICE FOR THE SHARES. The Purchase Price shall be delivered to Seller in cash, or cash equivalent, at the Closing.

         VIII.3 DISMISSAL OF SUIT. Purchaser shall deliver to Seller an agreed order of dismissal with prejudice of the civil action entitled SHRP Valley, LLC v. Ladbroke Racing Corporation, et. al., cause no. 99-11-4702-D filed in the 103rd Judicial District Court in Cameron County, Texas.

         VIII.4 ENVIRONMENTAL AGREEMENT. Purchaser shall deliver to Seller the Environmental Agreement executed by Purchaser.

         VIII.5 LICENSING FEE. Seller shall pay prior to Closing the unpaid portion of the annual payment due for inactive greyhound racetracks to the Commission on the Company's Greyhound Racing License attached as Exhibit "D" to this Agreement (the "License") for the licensing period from and after January 1, 2000, such liability not to exceed the aggregate sum of $18,750; provided that Purchaser shall have full liability for any fees due the Commission on account of any change in the status of the License from its current inactive status.

         VIII.6 COMPANY NAME. Prior to or contemporaneously with Closing, the Company shall be renamed to a name approved by Purchaser, but such new name shall not include "Ladbroke" or "Ladbrokes".

                              ARTICLE IX. APPROVAL

         Seller and Purchaser shall each use their best efforts to obtain approval of this Agreement by the Commission and the issuance by the Commission of a resolution evidencing its determination that Purchaser is authorized to exercise all of the rights under the License, that the License is in full force and effect such that Purchaser shall be entitled, as the transferee of the Shares, to continue all operations authorized under the License as a dog racing facility. In the event this approval is not obtained, either Party may terminate this Agreement within fifteen (15) days after receiving written notice that the approval cannot be obtained.

                     ARTICLE X. TERMINATION AND ABANDONMENT

         X.1 METHODS OF TERMINATION. This Agreement may be terminated and the purchase and sale of the Shares herein contemplated may be abandoned at any time but not later than the Closing Date:

             (a) By mutual written consent of Seller and Purchaser;

             (b) By either Purchaser or Seller if a material breach of any provision of this Agreement has been committed by the other Party and such breach has not been waived or cured within a period of ten (10) days after receipt of written notice of such material breach; provided, however, if such breach is not capable of being cured within a ten (10) day period, and further provided that the Party in breach shall have commenced all reasonable steps to cure such breach, the cure period shall be extended as reasonably necessary to allow the Party to cure such breach, but not more than thirty (30) days without the written consent of both Parties hereto; or

             (c) By any Party, if the Closing has not occurred by March 31, 2000; provided, that the Party so terminating is not in breach of any of its material obligations under this Agreement.

         X.2 PROCEDURE UPON TERMINATION.

             (a) In the event of termination and abandonment by Purchaser or by Seller, or both, pursuant to Section 10.1 hereof, written notice thereof shall forthwith be given to the other Party or Parties and to the Escrow Agent. If this Agreement is terminated as provided herein:

                      (i) Each Party will redeliver all documents,
              workpapers and other material of any other Party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same;

                       (ii) The Parties shall be relieved of any obligation
              to sell or purchase the Shares, but none of the Parties shall be relieved of any liability for any material breach or default under this Agreement.

             (b) If this Agreement is validly terminated by Seller in accordance with Section 10.1(b), Seller shall be entitled either (i) to the Earnest Money as liquidated damages; or (ii) to enforce specific performance of this Agreement by Purchaser. Purchaser shall be entitled to the Earnest Money if this Agreement is validly terminated in accordance with Sections 10.1(a), 10.1(c), or by Purchaser in accordance with Section 10.1(b). If this Agreement is validly terminated by Purchaser in accordance with Section 10.1(b), Purchaser shall be entitled to exercise all remedies available to it at law or in equity or enforce specific performance of the Agreement.

                            ARTICLE XI. MISCELLANEOUS

         XI.1 NOTICES. Any notice, request, instruction or other document to be given under this Agreement after the date hereof by any Party hereto to any other Party hereto shall be in writing and shall be delivered personally against a written receipt therefor, or sent by registered or certified mail, postage prepaid, return receipt requested, and addressed to the proper Party at the addresses shown below, or at such other address or person as any Party may hereafter designate by written notice to the other Party in accordance herewith. The date of mailing of any notice in accordance with this paragraph shall be deemed to be the date of such notice and notice shall be effective from such date.

         PURCHASER:                 Sam Houston Race Park, Ltd.
                                    P.O. Box 2323
                                    7575 N. Sam Houston Parkway West
                                    Houston, Texas  77252-2323
                                    Attn:  Robert L. Bork

         with copy to:              David Suson
                                    MAXXAM, Inc.
                                    5847 San Felipe, Suite 2600
                                    Houston, Texas 77007

         SELLER:                    Ladbroke Racing Corporation
                                    375 Southpointe Boulevard
                                    Suite 150
                                    Canonsburg, Pennsylvania 15317
                                    Attn:  John M. Swiatek

         with copy to:              Winstead Sechrest & Minick, P.C.
                                    100 Congress Avenue
                                    Suite 800
                                    Austin, Texas 78701
                                    Attn:  Timothy E. Young

         XI.2 EXPENSES AND FINDERS FEE. Seller and Purchaser shall each bear their own expenses incurred in connection with this Agreement and with the performance of their obligations under this Agreement. Seller and Purchaser each represent to each other that no third person has brought the parties together or is otherwise entitled to compensation in connection with this transaction. Accordingly, each of the parties hereto shall indemnify the other for any liability to any broker, finder or other third party for any fees in connection with the transaction contemplated in this Agreement resulting from that Party's actions in connection with this Agreement.

         XI.3 INDEMNIFICATION OF PURCHASER. Effective as of the Closing Date and notwithstanding any investigation of the assets, properties, books, records and business of the Company made by or an behalf of Purchaser prior to the Closing, Seller hereby indemnifies Purchaser and shall hold Purchaser harmless from and against all damages, losses, claims, liabilities and expenses, including attorneys' fees, caused by or arising out of (i) all liabilities of the Company of any nature, including, without limitation, any claims or demands of a tortuous nature, whether accrued, absolute, contingent, or otherwise known or unknown which arose in whole or in part prior to and including the Closing Date, including, without limitation, any tax liabilities accrued in respect of, or measured by the Company's income up to and including the Closing Date, or arising out of transactions entered into, or any state of facts arising, prior to and including the Closing Date; (ii) all liabilities of, or claims against, the Company or the Property arising out of the conduct of the Company's business prior to and including the Closing Date; (iii) any damage or deficiency resulting from any misrepresentation, breach of warranty, nonfulfillment of any agreement on the part of Seller and/or the Company under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to Purchaser hereunder; (iv) failure of the representations, warranties and covenants given by Seller in this Agreement to be true and correct; and (v) all actions, suits, proceedings, demands, assessments, judgments, costs, and expenses incident to any of the foregoing, including the Company's gross negligence or intentional misconduct relating to the License or operations of the racing facility on the Property. Notwithstanding the foregoing and the provisions of Section 11.7, any indemnification relating to environmental issues shall be controlled solely by the Environmental Agreement. The total aggregate liability of Seller for all claims that may arise under Section 11.3 and under the Environmental Agreement will not exceed $2,350,000.

         XI.4 INDEMNIFICATION OF SELLER. Effective as of the Closing Date, Purchaser hereby indemnifies Seller and shall hold Seller harmless from and against all damages, losses, claims, liabilities and expenses, including attorneys' fees, caused by or arising out of (i) all liabilities of the Company of any nature, including, without limitation, any claims or demands of a tortuous nature, whether accrued, absolute, contingent, or otherwise known or unknown which arise in whole or in part from and after the Closing Date, including, without limitation, any tax liabilities accrued in respect of, or measured by the Company's income from and after the Closing Date, or arising out of transactions entered into, or any state of facts arising, from and after the Closing Date; (ii) all liabilities of, or claims against, the Company or the Property arising out of the conduct of the Company's business from and after the Closing Date; (iii) any damage or deficiency resulting from any misrepresentation, breach of warranty, nonfulfillment of any agreement on the part of Purchaser under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to Seller hereunder; (iv) failure of the representations, warranties and covenants given by Purchaser in this Agreement to be true and correct; and (v) all actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident to any of the foregoing. The total aggregate liability of Purchaser for all claims that may arise under Section 11.4 will not exceed $500,000.


         XI.5 DEFENSE OF CLAIMS; NOTICE. Promptly after receipt by an indemnified Party under Sections 11.3 or 11.4 of notice of commencement of any action, such indemnified Party will, if a claim in respect thereof is to be made by the indemnified Party against the indemnifying Party under Sections 11.3 or 11.4, notify the indemnifying Party in writing of the commencement thereof; but the failure so to notify the indemnifying Party (i) will not relieve it from any liability under Sections 11.3 or 11.4 unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying Party of substantial rights and defenses, and (ii) will not, in any event, relieve the indemnifying Party from any obligations to any indemnified Party other than the indemnification obligations provided in Sections 11.3 or
11.4. The indemnifying Party shall appoint counsel of the indemnifying Party's choice at the indemnifying Party's expense to represent the indemnified Party in any action for which indemnification is sought; provided, however, that such counsel shall be reasonably satisfactory to the indemnified Party. Notwithstanding the foregoing, the indemnified Party shall have the right to employ separate counsel and the indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying Party to represent the indemnified Party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified Party and the indemnifying Party, and the indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying Party, (iii) the indemnifying Party will not have employed counsel reasonably satisfactory to the indemnified Party to represent the indemnified Party within a reasonable time after notice of the institution of such action, or (iv) the indemnifying Party shall authorize the indemnified Party to employ separate counsel at the expense of the indemnifying Party. The indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof. The indemnified Party shall reasonably cooperate with the indemnifying Party and its counsel in defending such claims. Notwithstanding the foregoing, an indemnifying Party shall not, without the prior written consent of the indemnified Party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding, in respect of which indemnification may be sought hereunder (whether or not the indemnified Party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of the indemnified Party from all liability arising out of such claim, action, suit or proceeding. The provisions of this Section 11.5 shall survive any termination or expiration of this Agreement, whether by lapse of time or otherwise, and shall be binding upon the Parties hereto and their respective successors and assigns.

         XI.6 EXPIRATION OF INDEMNIFICATION. The Parties' indemnification obligations as set for in Sections 11.3 and 11.4 shall be coterminous with the indemnity obligations of the Parties as set forth in the Environmental Agreement and shall automatically expire as set forth therein.

         XI.7 EXCLUSIVE REMEDY. Except for claims arising as a result of fraud or other intentional misconduct, the indemnification provisions of Sections 11.3 and 11.4 set forth the exclusive remedy under this Agreement for claims arising thereunder. Each of the Parties hereby waives, to the fullest extent it may lawfully do so, any other rights, causes of action, or remedies or damages that it might assert against the other in connection with this Agreement and the transaction contemplated hereby.

         XI.8 BUSINESS PRACTICES. Nothing in this Agreement including good faith obligations shall be construed to require Seller or any of its affiliates to change or modify current business practices of Seller and/or its affiliates.

         XI.9 CONFIDENTIALITY.

              (a) From the date hereof until the third anniversary of the later to occur of the Closing Date or the termination of this Agreement, each of Purchaser, the Company, and Seller will refrain, and will cause its respective officers, directors, employees, agents, and other representatives to refrain, from disclosing to any other person any confidential documents or confidential information concerning any other Party hereto acquired by it in connection with this Agreement or concerning the transactions contemplated hereby unless (i) such disclosure is compelled by judicial or administrative process or by other requirements of law (including, without limitation, in connection with obtaining necessary insurance regulatory approvals or to authorities regulating racing and gaming activities) and notice of such disclosure is furnished to such other Party hereto; (ii) any Party hereto deems it advisable (upon advice of such Party's legal counsel) to disclose any such documents or information in connection with the requirements of any securities law; or (iii) such documents or information can be shown to have been (A) previously available to the Party hereto receiving such documents or information on a non-confidential basis, provided that the source of such information was not known by such Party, after reasonable investigation, to be bound by any obligation of confidentiality to any Party with respect to such material, (B) generally available to the public through no fault of such receiving Party, or (C) later acquired by such receiving Party on a non-confidential basis, provided that the source of such information was not known by such Party, after reasonable investigation, to be bound by any obligation of confidentiality to the Party with respect to such material.

              (b) The Parties hereto acknowledge and agree that (i) a breach of any of the terms or provisions of this Section 11.9 would cause irreparable damage to the non-breaching Party for which adequate remedy at law is not available; and (ii) the non-breaching Party will be entitled as a matter of right to obtain, without posting any bond whatsoever, an injunction, restraining order, or other equitable relief to restrain any threatened or further breach of this Section 11.9.

              (c) In the event this Agreement is terminated and does not proceed to a Closing, then upon the written request of the other Party, each Party will promptly return to the other Party or destroy any confidential information in its possession and certify in writing to such other Party that it has done so.

         XI.10 ENTIRE AGREEMENT. This Agreement, by and between Seller and Purchaser, constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

         XI.11 PARTIES BOUND. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         XI.12 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, and is performable by the parties in Cameron County, Texas.

         XI.13 SEVERABILITY. Should any phrase, clause, sentence or section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and such part of this Agreement will be deemed to have been stricken and the remainder of this Agreement will have the same force and effect as if such part or parts had never been included herein.

         XI.14 MULTIPLE COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         XI.15 FURTHER ASSURANCES. Upon Purchaser's request at any time and without further consideration, Seller agrees to execute and deliver such additional instruments of transfer and to take such other action as Purchaser reasonably may require to more effectively transfer to and vest in Purchaser the full and complete ownership of the Shares as contemplated herein.

         XI.16 ATTORNEYS' FEES. If it shall be necessary for any Party herein to employ an attorney to enforce their rights pursuant to this Agreement because of default of any other Party, the defaulting Party shall reimburse the nondefaulting Party for reasonable attorneys' fees.

         XI.17 GENDER AND NUMBER. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural and vice versa, unless the context otherwise requires.

         XI.18 CAPTIONS. The captions used in connection with the Paragraphs of this Agreement are for convenience only and shall not be deemed to enlarge, limit or otherwise modify the meaning of the language of this Agreement.

         XI.19 WAIVER. No waiver by the parties hereto of any default or breach of any term, condition or covenant of this Agreement shall be deemed to be a waiver of any other breach of the same or any other term, condition, or covenant contained herein.

         XI.20 AMENDMENT. No amendment, modification, or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly executed by the parties hereto.

         XI.21 EFFECTIVE DATE. All time limits provided for herein which are measured by the number of days "from the date hereof" or "from the date of execution of this Agreement" (rather than being designated by specific date) shall run from the date of this Agreement as first set forth above, which date is sometimes referred to herein as the "effective date" or the "date of execution."


PURCHASER:                                       SELLER:

SAM HOUSTON RACE PARK, LTD.                      LADBROKE RACING CORPORATION
By:      SHRP General Partner, Inc.,
         Its Managing General Partner



         By:   /S/ JAMES D. NOTEWARE             /S/ JOHN M. SWIATEK
         Name:  James D. Noteware                John M. Swiatek,
         As its:  President                      President


                                     JOINDER

         Ladbroke Hotels U.S.A. Corporation, a Delaware corporation ("Guarantor"), hereby enters into this Agreement for the limited purpose of providing security for the obligations of Seller hereunder.

         Guarantor hereby unconditionally guarantees the payment obligations of Seller pursuant to this Agreement, including Seller's indemnification obligations and obligations under the representations and warranties of the Agreement. Guarantor represents and warrants that, as of the date of execution of this Agreement and up to and including the date of the Closing that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Guarantor has the requisite corporate power and authority to carry on its business as now being conducted and to execute and deliver and perform its obligations under this Agreement. To Guarantor's knowledge, Guarantor has taken all corporate action necessary to authorize its execution and delivery of, and the performance of its obligations under, this Agreement. This Agreement constitutes a valid obligation of Guarantor that is legally binding on and enforceable against Guarantor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights, and
(ii) general principles of equity relating to the availability of equitable remedies (regardless of whether the Agreement is sought to be enforced in a proceeding at law or in equity).

         To Guarantor's knowledge, there is no pending proceeding that has been commenced against Guarantor and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the contemplated transactions. To Guarantor's knowledge, no such proceeding has been threatened.

         To Guarantor's knowledge, neither the execution and delivery of this Agreement by Guarantor or the performance by Guarantor of its obligations hereunder nor the consummation of the transactions contemplated hereby, will result in any of the following: (i) a default or an event that, with notice or lapse of time, or both, would constitute a default, breach or violation of any provision of the Articles of Incorporation or Bylaws of Guarantor; or (ii) a violation or breach of any writ, injunction or decree of any court or governmental instrumentality applicable to Guarantor or by which any of its properties is bound or any laws or regulations applicable to Guarantor, where the violation would have a material adverse effect on Guarantor.


                                   GUARANTOR:

                                   LADBROKE HOTELS U.S.A.  CORPORATION

                                       /S/ PAUL LIERMAN
                                        Paul Lierman

Vice President & Secretary

                                   EXHIBIT "A"

                              PROPERTY DESCRIPTION


                                  EXHIBIT "A-1"

                                PERSONAL PROPERTY


                                   EXHIBIT "B"

                              PERMITTED EXCEPTIONS


                                   EXHIBIT "C"

                             ENVIRONMENTAL AGREEMENT


                                   EXHIBIT "D"

                            GREYHOUND RACING LICENSE


                                   SCHEDULE 1

                       FRANCHISES, LICENSES, PERMITS ETC.


1. The Applications of Valley Racing Association and Lone Star Greyhound Park, Inc. for a Pari-Mutuel Greyhound Race Track License for Cameron County, Texas and Order by the Texas Racing Commission granting license to Valley Racing Association on July 11, 1989.


                                   SCHEDULE 2

                           LITIGATION AND ARBITRATION


1. Cause No. 99-11-4702-D, SHRP Valley, LLC v. Ladbroke Racing Corporation, Ladbroke Racing Texas Corporation, Ladbroke Racing Management Texas Corporation, Valley Racing Association, and Valley Group, Inc., In the District Court of Cameron County, Texas, 103rd Judicial District. SHRP Valley LLC ("SHRP") sought a temporary restraining order and preliminary and permanent injunction against Ladbroke Racing Corporation, Ladbroke Racing Texas Corporation ("LRTC"), Ladbroke Racing Management Texas Corporation, Valley Racing Association, and Valley Group, Inc. to stop their efforts to sell the stock of LRTC to any entity other than SHRP. This case is active.

2. Cause No. H95-0635, Hamstein Music Company, Jay Livingston Music, Frank Music Corp., Gladys Music, Jerry Leiber Music, Mike Stoller Music, and Polygram International Publishing, Inc. v. Valley Racing Association, Valley Group, Inc., Ladbroke Racing Texas Corporation, Thomas E. Winters, Fausto Yturria, Jr., Gary W. Calfee, John Long and John Ford, In the United States District Court for the Southern District of Texas, Houston Division. Valley Racing Association, Valley Group, Inc., Ladbroke Racing Texas Corporation, Thomas E. Winters, Fausto Yturria, Gary Calfee, John Long and John Ford were collectively sued by Authors and Publishers ("ASCAP") et. al. relative to music being played at the track without the appropriate programming license and payment of the applicable fees. The case was settled on about November 1996 by payment of $33,000 to ASCAP in exchange for full and final releases and dismissal of the case with prejudice.

3. Cause No. 94-09089, Texas Greyhound Association v. Texas Racing Commission, Corpus Christi Greyhound Racetrack, Valley Greyhound Park, A.L. Mangham, Jr., Deorsey E. McGruder, Jr., Patricia Pangburn, John Sharp and Ronald D. Krist, In the District Court of Travis County, Texas, 345th Judicial District. The Texas Racing Commission, Valley Racing Association, Corpus Christi Greyhound Racetrack, A.L. Mangham, Jr., Deorsey E. McGruder, Jr., Patricia Pangburn, John Sharp and Ronald Krist were collectively sued by The Texas Greyhound Association, which was seeking a declaratory judgment on minimum purse amounts for simulcast races. The case was dismissed for want of prosecution in August of 1997.

4. Cause No. 93-11-6403-D, Pascual Moblia v. Valley Greyhound Park, a/k/a Valley Racing Association, Fausto Yturria, individually and as an owner of Valley Greyhound Park, a/k/a Valley Racing Association, Terry Ashcraft individually and as an employee of Valley Greyhound Park, a/k/a Valley Racing Association, and William McLaughlin individually and as an employee of Valley Greyhound Park, a/k/a Valley Racing, Association, In the District Court of Cameron County, Texas, 103rd Judicial District. This case was settled.

5. TxRC Docket No. 98-R4-04, In the Matter of Valley Racing Association, Before the Texas Racing Commission. The Texas Racing Commission initiated an administrative action in October 1998 for revocation of license due to unpaid fees. This action was dismissed in November 1998 after payment of the fees.


                                   SCHEDULE 3

                         OBLIGATIONS TO FORMER EMPLOYEES


                                      None.



                                   SCHEDULE 4

                                  BANK ACCOUNTS


                                      None.



                                   SCHEDULE 5

                   TRADEMARKS, COPYRIGHTS ASSUMED NAMES, ETC.

                                     None.



                                   SCHEDULE 6

                               GOVERNMENT REPORTS

                                      None.



                                   SCHEDULE 7

                                   TAX RETURNS


1. Valley Racing Association Joint Venture Form 1065 U.S. Partnership Return of Income, 1992.

2. Valley Racing Association Joint Venture Form 1065 U.S. Partnership Return of Income, 1993.

3. Valley Racing Association Joint Venture Form 1065 U.S. Partnership Return of Income, 1994.

4.       Ladbroke Racing Texas, Inc. Form 1120 U.S. Corporation Income Tax
         Return 1995.

5.       Ladbroke Racing Texas, Inc. Form 1120 U.S. Corporation Income Tax
         Return 1996.

6.       Ladbroke Racing Texas, Inc. Form 1120 U.S. Corporation Income Tax
         Return 1997.

7.       Ladbroke Racing Texas, Inc. Form 1120 U.S. Corporation Income Tax
         Return 1998.

8. Ladbroke Racing Texas, Inc. Form 1120 U.S. Corporation Income Tax Return, 1999(to be provided when filed)

9.       Ladbroke Racing Texas Corporation Texas Corporation Franchise Tax
         Report, 1995.

10.      Ladbroke Racing Texas, Inc. Texas Corporation Franchise Tax Report,
         1996.

11. Ladbroke Racing Texas Corporation Texas Corporation Franchise Tax Report, 1997.

12. Ladbroke Racing Texas Corporation Texas Annual Franchise Information Report, 1998.

13. Ladbroke Racing Texas Corporation Texas Annual Franchise Information Report, 1999.

14. Valley Racing Association Form 941 Employer's Quarterly Federal Tax Return, 1995.

15. Valley Racing Association Form 945 Annual Return of Withheld Federal Income Tax, 1995.

16. Valley Racing Association Form 945 Annual Return of Withheld Federal Income Tax, 1996.



                                   SCHEDULE 8

                                STOCK INFORMATION


Name of Owner:                              Ladbroke Racing Texas Corporation
State of Incorporation:                     Texas

Class of Stock:                             Common
No. of Shares of Stock Issued:              1,000
No. of Shares of Stock Outstanding:         0
No. of Shares of Stock Authorized:          10,000

Name of Stock Holder(s):                    Ladbroke Racing Corporation



                                   SCHEDULE 9

                              FINANCIAL STATEMENTS


1. Valley Racing Association Financial Statements and Report of Independent Certified Public Accountants, December 31, 1994 and 1993.

2. Valley Racing Association Financial Statements and Report of Independent Certified Public Accountants, December 31, 1993 and 1992.

3. Valley Racing Association Financial Statements and Report of Independent Certified Public Accountants, December 31, 1992 and 1991.

4. Ladbroke Racing Texas Corporation Internal Financial Statement for Calendar Year 1995.*

5. Ladbroke Racing Texas Corporation Internal Financial Statement for Calendar Year 1996.*

6. Ladbroke Racing Texas Corporation Internal Financial Statement for Calendar Year 1997.*

7. Ladbroke Racing Texas Corporation Internal Financial Statement for Calendar Year 1998.*

8. Ladbroke Racing Texas Corporation Internal Financial Statement for Calendar Year 1999.**

[FN]

*  To be delivered within five (5) days of closing.
** To be delivered within five (5) days of Closing and to show no liability other than liabilities to be paid at or prior to Closing by Seller.


                                   SCHEDULE 10

                               WRITTEN AGREEMENTS

1. Lease Agreement, between Valley Racing Association and SHRP Valley LLC, effective as of March 3, 1999.

2. Management Agreement, entered into by and between Valley Racing Association and SHRP Valley LLC, on March 3, 1999.

3. Pledge Agreement, made by Ladbroke Racing Corporation to SHRP Valley LLC, dated March 3, 1999.


                                   SCHEDULE 11

                  ALLOCATION OF PURCHASE PRICE AMONG THE ASSETS



                                   SCHEDULE 12

                              LIENS TO BE RELEASED


1. Deed of Trust dated April 11, 1991, recorded in Volume 1517, Page 99 of the Official Records of Cameron County, Texas, executed by Valley Racing Association, a Texas joint venture, to Ted A. Hodges, Trustee, and all terms, conditions and stipulations contained therein, including any additional indebtedness secured thereby, securing one promissory note of even date therewith in the principal amount of $15,135,000.00, payable to Allied Irish Banks FLC.

2. Said lien has been extended and/or modified by instrument recorded in Volume 2859, Page 170 of the Official Records of Cameron County, Texas.

3. Said lien has been extended and/or modified by instrument recorded in Volume 2997, Page 160 of the Official Records of Cameron County, Texas.

4. Deed of Trust dated June 27, 1991, recorded in Volume 1611, Page 99 of the Official Records of Cameron County, Texas, executed by Valley Racing Association, a Texas joint venture, to Steven M. Bowers, Trustee, and all terms, conditions and stipulations contained therein, including any additional indebtedness secured thereby, securing two promissory notes of even date therewith in the principal amounts of $1,000,000.00 and $350,000.00, payable to Ladbroke Racing Corporation.